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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 23, 2007, in the Registration Statement (Form S-1) and related Prospectus of CSAV Holding Corp. for the registration of shares of its common stock.


                                               /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 25, 2007